                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant {x}
Filed by a Party other than the Registrant { }

Check the appropriate box:
{ } Preliminary Proxy Statement
{x} Definitive Proxy Statement
{ } Definitive Additional Materials
{ } Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12

                             TRUSTMARK CORPORATION
                (Name of Registrant as Specified In Its Charter)

                             TRUSTMARK CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
{x}  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).
{ }  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
{ } Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)  Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

{ } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                            TRUSTMARK CORPORATION

            POST OFFICE BOX 291     JACKSON, MISSISSIPPI 39205-0291

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 8, 1994


TO THE SHAREHOLDERS:

     The annual meeting of the shareholders of Trustmark Corporation, a Mississippi corporation (the "Corporation"), will be held in Ballroom "A" of the Ramada Plaza Hotel, located at Interstate 55 North and County Line Road, Jackson, Mississippi, on Tuesday, March 8, 1994, at 10:00 o'clock A.M., local time, for the following purposes:

     1. To elect a board of twenty-three directors to hold office for the ensuing year and until their successors are elected and have qualified.

     2. To transact such other business as may properly come before the meeting.

     The close of business on January 28, 1994 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. The stock transfer books will not close.

     You are urged to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then revoke your proxy prior to the voting thereof. The proxy also may be revoked at any time prior to its exercise by written notice to the Secretary of the Corporation or by execution of a subsequently dated proxy.

     BY ORDER OF THE BOARD OF DIRECTORS.

                                /s/ Frank R. Day
                                    Chairman


Dated and Mailed at
Jackson, Mississippi
February 11, 1994

Enclosures:  1)  Proxy
             2)  Business Reply Envelope
             3)  Annual Report

                             TRUSTMARK CORPORATION

            POST OFFICE BOX 291     JACKSON, MISSISSIPPI 39205-0291

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 8, 1994

                                  I.  GENERAL

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Trustmark Corporation (the "Corporation") of proxies for the annual meeting of shareholders to be held in Ballroom "A" of the Ramada Plaza Hotel, located at Interstate 55 North and County Line Road, Jackson, Mississippi, on Tuesday, March 8, 1994, at 10:00 o'clock A.M., local time, and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing notice of annual meeting of shareholders.

     Any shareholder giving a proxy has the right to revoke it at any time prior to its exercise on the specific matter to be voted upon by written notice to the Secretary, by revocation at the meeting, or by execution of a subsequently dated proxy. All valid proxies received by the Corporation will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated in an otherwise properly executed proxy, it will be voted for the slate of directors proposed by the Board of Directors.

     Shareholders of record at the close of business on January 28, 1994 are entitled to notice of and to vote at the meeting in person or by proxy. A majority of the shares outstanding constitute a quorum. On the record date the Corporation had outstanding 31,172,907 shares of common stock. Except in the election of directors each share is entitled to one vote, and action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions are not counted.

     Solicitation of proxies will be primarily by mail. Employees of the Corporation and its subsidiaries may be used to solicit proxies by means of telephone, telegraph, or personal contact, but at no additional compensation. Banks, brokers, trustees, and nominees will be reimbursed for reasonable expenses incurred in sending proxy materials to the beneficial owners of such shares. The total cost of the solicitation will be borne by the Corporation.

     The Board of Directors is not aware of any matters other than as set forth herein which are likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the accompanying proxy or their substitutes will vote the shares represented by such proxies in accordance with the recommendations of the Board of Directors of the Corporation.

                           II.  ELECTION OF DIRECTORS

     The following slate of twenty-three nominees has been proposed by the Board of Directors for election at the meeting. The shares represented by the proxies will, unless authority to vote is withheld, be voted in favor of these persons. In the election of directors each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. This product shall be the number of votes the shareholder may cast for one nominee or by distributing this number of votes among any number of nominees. If a shareholder withholds authority for one or more nominees and does not direct otherwise, the total number of votes that the shareholder is entitled to cast will be distributed equally among the remaining nominees. Should any of these nominees be unable to accept the nomination, the shares will be voted for such other persons as the Board of Directors shall nominate. Each director is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. Shareholders may make nominations at the meeting. The persons who will be elected to the Board of Directors will be the twenty-three nominees receiving the largest number of votes.

                                                                              DIRECTOR          DIRECTOR
                                                                              OF                OF
                                       BUSINESS EXPERIENCE                    CORPORATION       BANK          DIRECTORSHIPS HELD
NAME                        AGE        DURING THE LAST FIVE YEARS             SINCE             SINCE         IN OTHER COMPANIES(1)
- -----------------------------------------------------------------------------------------------------------------------------------
J. Kelly Allgood             53         Vice President, Mississippi             1991             1991
                                        Operations, South Central Bell
                                        Telephone Company from May 1988
                                        to March 1991; since March 1991,
                                        President, Mississippi, South
                                        Central Bell Telephone Company

Reuben V. Anderson           51         Justice, Mississippi Supreme            1980             1980         The Kroger Company
                                        Court, January 1985 to December
                                        1990; Partner, Phelps Dunbar,
                                        Attorneys, since January 1991

John L. Black, Jr.           54         Chairman and Chief Executive            1990             1990
                                        Officer, The Waverley Group, Inc.
                                        (Owns and Manages Nursing Home
                                        Facilities)

Harry H. Bush                61         President, Bush Construction            1988             1988
                                        Company, Inc. (Road and Bridge
                                        Construction)

Robert P. Cooke III          59         President, Robert P. Cooke Agent,       1991             1991
                                        Inc. until early 1991 (General
                                        Insurance Agency); Presently
                                        Handles Personal and Family
                                        Investments

Frank R. Day                 62         Chairman of the Board, President        1976             1976         Mississippi Power
                                        and Chief Executive Officer,                                          & Light Company
                                        Trustmark Corporation; Chairman                                       BellSouth Tele-
                                        of the Board and Chief Executive                                      communications, Inc.
                                        Officer, Trustmark National Bank

D. G. Fountain, Jr.          57         President, Fountain Construction        1980             1980
                                        Company, Inc. (Mechanical and
                                        Electrical Contractors)

C. Gerald Garnett            49         Executive Vice President, South         1993             1993
                                        Carolina Farm Bureau Insurance
                                        Companies from 1983 to 1990;
                                        since 1990, Executive Vice
                                        President and Chief Executive
                                        Officer, Southern Farm Bureau
                                        Casualty Insurance Company

William F. Goodman, Jr.      64         Partner, Watkins & Eager,               1988             1988
                                        Attorneys

Matthew L. Holleman III      42         Vice President and Treasurer,            -                -
                                        Mississippi Valley Gas Company
                                        (Natural Gas Distribution) from
                                        1988 to 1991, Executive Vice
                                        President and Treasurer from 1991
                                        to 1993, President and Chief
                                        Executive Officer since October
                                        1993

Aaron J. Johnston            56         President and Chief Executive           1991             1991
                                        Officer, Blue Cross/Blue Shield
                                        of Mississippi, Inc. (On Leave
                                        of Absence since October 1993)

Fred A. Jones                58         President, Columbus Manufacturers,        -                -
                                        Inc. (Mail Order Distributor);
                                        Vice President, Columbus Marble
                                        Works, Inc. (Manufacturer of
                                        Marble and Granite Monuments
                                        and License Plates)

T. H. Kendall III            57         President and General Manager,          1971             1971
                                        The Gaddis Farms, Inc. (Farming,
                                        Banking, Oil Production)

Robert V. Massengill         54         President, Brookhaven Branch,           1989             1989
                                        Trustmark National Bank from
                                        August 1987 to December 1992;
                                        since December 1992, Chairman of
                                        the Advisory Board, Brookhaven
                                        Branch, Trustmark National Bank

Donald E. Meiners            58         President and Chief Executive             -                -          Mississippi Power
                                        Officer, Middle South Utilities                                        & Light Company
                                        (now Entergy) System Services,
                                        Inc., 1987 to 1990; President
                                        and Chief Operating Officer,
                                        Louisiana Power & Light Company/
                                        New Orleans Public Service, Inc.
                                        from 1990 to 1991; President and
                                        Chief Operating Officer,
                                        Mississippi Power & Light Company,
                                        January 1992; President,
                                        Mississippi Power & Light Company
                                        since January 1993

William Neville III          53         President, The Rogue and Good           1980             1980
                                        Company (Men's Clothing)

Gus A. Primos                64         President, Lakeland Development         1983             1983
                                        Corporation (Real Estate
                                        Development)

Ben Puckett                  64         Chairman and Chief Executive            1976             1976
                                        Officer, Puckett Machinery Company
                                        (Distributor of Heavy Earth Moving
                                        Equipment)

Clyda S. Rent                51         Vice President for Community              -                -          Mississippi Power
                                        Affairs, Queens College, Charlotte,                                    & Light Company
                                        NC, October 1987 to February
                                        1989; President, Mississippi
                                        University for Women since March
                                        1989

William Thomas Shows        61        General Manager, Pearl River           1987            1987
                                      Valley Electric Power Association

Harry M. Walker             43        Executive Vice President, Trust-       1992            1992
                                      mark National Bank from May 1987
                                      to March 1992; since March 1992,
                                      President, Trustmark National Bank

Paul H. Watson, Jr.         55        President, Farmers Tractor             1989            1989
                                      Company, Inc.

Allen Wood, Jr.             50        President, Scientific Tele-            1993            1993
                                      communications, Inc. (Tele-
                                      communications Equipment Sales
                                      and Service)

(1) Indicates other directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

             III.  VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On January 28, 1994, the Corporation had outstanding 31,172,907 shares of common stock, no par value, owned by approximately 4,200 shareholders. The following is certain information about stockholders beneficially owning more than five percent of the outstanding common stock of the Corporation.

NAME AND ADDRESS         AMOUNT AND NATURE           PERCENT
OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP        OF CLASS
- --------------------     --------------------        --------
Capitol Street               2,067,537                 6.63%
 Corporation (1)
711 West Capitol Street
Jackson, MS 39207

Robert M. Hearin             3,654,254                11.72%
 Estate (2)
711 West Capitol Street
Jackson, MS 39207

Trustmark National           3,049,866                 9.78%
 Bank (3)
248 East Capitol Street
Jackson, MS 39205

(1)  Includes 26,004 shares owned by a second tier subsidiary.

(2) Includes 1,359,185 shares owned by Mr. Hearin's estate, 91,032 shares owned by a foundation of which the estate's executors are four of the five trustees, 136,500 shares owned by Bay Street Corporation and 2,067,537 shares owned by Capitol Street Corporation. Does not include 100,932 shares in the name of the Annie Laurie Swaim Hearin estate for which Trustmark's Trust Department has voting and investment authority. Does not include 69,756 shares held in an IRA Rollover for R. M. Hearin, for which Trustmark's Trust Department has voting and investment authority. Voting and investment decisions concerning shares beneficially owned by Mr. Hearin's estate are made by the estate's co-executors: Robert M. Hearin, Jr., Matthew L. Holleman III, Daisy S. Blackwell and E. E. Laird, Jr.

(3) Includes 1,702,010 shares owned by Trustmark National Bank's Profit Sharing Plan, 125,787 shares held in Trustmark's Employee Stock Purchase Plan, 12,636 shares held in Trustmark's Retirement Plan and 1,209,433 shares held by Trustmark's Trust Department in various capacities in which Trustmark has investment or voting discretion. Investment and voting decisions with respect to shares held by Trustmark's Trust Department are, in general, made by Trustmark's Trust Investment Committee composed of ten bank officers; however, in the case of the Profit Sharing Plan, investment decisions are made by Trustmark National Bank, the sponsor of the Plan.

               IV.  OWNERSHIP OF EQUITY SECURITIES BY MANAGEMENT

     The table sets forth the beneficial ownership of the Corporation's common shares as of January 28, 1994, by persons who are currently serving as directors, persons nominated for election at the annual meeting and each of the executive officers named in Section V hereof. Also shown is ownership by all directors and executive officers of the Corporation as a group. The persons listed have sole voting and investment power as to all shares except as indicated. Percent of outstanding shares of common stock owned not shown where less than one percent.

                              AMOUNT AND                    PERCENT OF
                              NATURE OF                     OUTSTANDING
                              BENEFICIAL                    SHARES OF
                              OWNERSHIP OF                  COMMON STOCK
NAME                          COMMON STOCK                     OWNED
- ----------------              -------------                 ------------
J. Kelly Allgood                  9,624
Reuben V. Anderson                6,014 (1)
John L. Black, Jr.              248,581 (1)
Harry H. Bush                    27,252 (1)
Robert P. Cooke III              78,597
Frank R. Day                  1,489,266 (2)                   4.78%
D. G. Fountain, Jr.             111,800 (3)
C. Gerald Garnett               637,500 (4)                   2.05%
William F. Goodman, Jr.          27,228
George P. Hewes III              33,099 (1)
Matthew L. Holleman III       3,673,202 (1) (5)              11.78%
Alvis T. Hunt                    66,050 (6)
Aaron J. Johnston                   825
Fred A. Jones                   223,359 (7)
T. H. Kendall III               146,322 (1) (8)
Robert V. Massengill             38,982 (1) (6)
Donald E. Meiners                   250
Thomas W. Mullen                  5,153 (1) (6)
William Neville III              65,340
Gus A. Primos                    75,000
Ben Puckett                      96,540 (1) (9)
William O. Rainey                 4,754 (6)
Clyda S. Rent                       200
William Thomas Shows             64,710 (1)
Harry M. Walker                   7,206 (6)
Paul H. Watson, Jr.               7,600 (10)
Allen Wood, Jr.                     948

Above named persons and
executive officers of
Corporation as a group        7,149,076                      22.93%

(1)  Includes shares owned by spouse and/or minor children.

(2) Includes 4,032 shares held for nominee in Trustmark's Employee Stock Purchase Plan and 132,636 shares owned by a charitable foundation as to which nominee possesses one of three votes on investments and voting decisions.

(3) Includes 96,600 shares owned by Fountain Electric Company for which nominee has voting authority.

(4) Includes 600,000 shares owned by Southern Farm Bureau Casualty Insurance Company and 36,000 shares owned by Southern Farm Bureau Casualty Insurance Company Employee Retirement Plan and Trust for which nominee has shared voting and/or investment authority.

(5) Includes 18,948 shares owned by nominee and immediate family members and 3,654,254 shares as to which nominee has shared investment and voting authority as a result of Mr. Holleman serving as one of four co-executors of the Robert M. Hearin estate, one of five trustees of the Robert M. Hearin Foundation, president and director of Capitol Street Corporation and president and director of Bay Street Corporation. These shares are reported as beneficially owned by the Robert M. Hearin estate under Section III.

(6)  Includes shares held in Trustmark's Employee Stock Purchase
     Plan.

(7)  Includes 17,361 shares owned by Columbus Manufacturers,
     Inc. and 4,668 shares owned by Quality Products, Inc., for which nominee has investment and voting authority. Also includes 74,568 shares owned in trusts for family members for which nominee's wife has voting and investment authority.

(8) Includes 42,720 shares held as trustee for which nominee has shared voting and/or investment authority. Also includes
     71,028 shares owned by The Gaddis Farms, Inc. for which nominee has voting authority.

(9) Includes 45,000 shares owned by Puckett Machinery Company for which nominee has voting and investment authority.

(10) Includes 1,000 shares held in an estate for which nominee has voting and investment authority.

                           V.  EXECUTIVE COMPENSATION

     The following table shows the aggregate compensation for the last three fiscal years paid by the Corporation and its subsidiaries to the Corporation's Chief Executive Officer and to Trustmark's four highest compensated executive officers where compensation in the form of salaries and bonuses exceeded $100,000 in 1993. For each named individual there is shown credited years of service under Trustmark's retirement plan. Compensation which was deferred at the election of the executive is included in the category and the year earned.

                                                                            Profit
                                                                            Sharing            Years
Name and                                                                    Contribu-           of
Principal Position           Year         Salary          Bonus(1)          tion              Service
- -------------------          ----         --------        --------          --------         ---------
Frank R. Day                 1993         $325,000        $162,500          $11,000             37
Chairman and Chief           1992          325,000          50,000            6,946
Executive Officer            1991          325,000          10,000            6,142

Alvis T. Hunt                1993          170,000          68,000           10,800             53
Vice Chairman,               1992          165,000          44,590            6,473
Trustmark National Bank      1991          157,500          10,000            4,649

Harry M. Walker              1993          150,000          60,000            8,200             23
President and Chief          1992          133,333          32,000            5,102
Operating Officer,           1991          100,000          10,000            3,058
Trustmark National Bank

William O. Rainey            1993          130,000          39,000            8,000             12
Executive Vice Pres.         1992          125,933          28,700            4,745
and Chief Banking            1991          102,000          10,000            3,085
Officer, Trustmark
National Bank

Thomas W. Mullen             1993          118,000          35,400            7,200             11
Executive Vice Pres.         1992          113,333          25,985            4,276
for Strategic Planning,      1991          100,000          10,000            3,028
Trustmark National Bank

(1) Includes Business Development Incentive

     Neither the Corporation nor Trustmark maintains a stock option, SAR, or similar long-term incentive plan.

     Trustmark maintains a retirement plan for employees who are 21 years or older and who have completed one year of service with a prescribed number of hours of credited service. The following table specifies the estimated benefits payable upon retirement under the retirement plan to persons in the following remuneration and years of service classifications:

10 Year Average           YEARS OF CREDITED SERVICE
Annual Earnings     10       20       30       40       50
- ---------------   ------   ------   ------- -------  -------
 $  20,000        $3,000   $6,000   $9,000  $12,000  $15,000
    35,000         5,250   10,500   15,750   21,000   26,250
    50,000         7,500   15,000   22,500   30,000   37,500
    75,000        12,381   24,762   37,143   48,959   60,209
   100,000        17,756   35,512   53,268   69,646   84,646
   150,000        28,506   57,012   85,518  111,021  115,641
   200,000        39,256   78,512  115,641  115,641  115,641
   250,000        41,323   82,645  115,641  115,641  115,641
   300,000        41,323   82,645  115,641  115,641  115,641
   350,000        41,323   82,645  115,641  115,641  115,641

     Benefits payable under the retirement plan are based on a formula that takes into account the individual's average compensation over the most recent ten-year period and the number of years of credited service. Subject to the benefit and compensation limits under federal law, the formula takes into account all compensation. For the year 1993, the compensation limit was $235,840 and the benefit limit was $115,641. The table assumes that the entire service period was completed under the new benefit formula that is effective for service on or after January 1, 1989.

          VI.  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Corporation's executive committee serves as a compensation committee and, in such capacity, determines the compensation of the Corporation's executive officers. Members of this committee include T. H. Kendall III, Chairman, Frank R. Day, D. G. Fountain, Jr., William F. Goodman, Jr., William Neville III and Advisory Directors John W. Head and Rowan H. Taylor.

     In establishing Mr. Day's salary for 1993, the committee, without Mr. Day's involvement, considered various factors, chiefly the salaries of chief executive officers of comparable financial institutions and Mr. Day's past performance. Using these factors, an increase in base salary was recommended by the executive committee. As was the case in earlier years, Mr. Day declined this increase and his base salary remained the same as he received for the years 1989 through 1992. Mr. Day's bonus for 1993 was directly related to the Corporation's performance. In evaluating performance for purposes of establishing Mr. Day's bonus the committee considered profitability, asset quality, regulatory compliance, competitive position and similar factors.
These factors were not assigned specific weights and no specific quantitative measures of performance were employed by the committee.

     The executive committee established the salaries of the other executive officers principally based upon Mr. Day's recommendation. These salaries were designed to be at levels necessary to attract and retain qualified personnel and were, consequently, significantly influenced by salary levels at comparable institutions.

     In December 1993, the Board of Directors approved a discretionary bonus pool of approximately $2 million. This amount was indicative of the Corporation's performance for 1993 and management's philosophy that annual bonuses should constitute a significant factor in overall compensation. The bonus pool was allocated among executive officers and other bank personnel based on the recommendations of senior management and the results of the formal performance appraisal process which is used in establishing salaries and allocating bonuses. Factors considered include personal development, level of job responsibility, achievement of work goals and management skills.

     The following graph compares the Corporation's annual percentage change in cumulative total shareholder return on common shares over the past five years with the cumulative total return of companies comprising the NASDAQ market value index and a peer group consisting of Bancorp South, Inc., Deposit Guaranty Corporation and Grenada Sunburst Corporation. This data was prepared by an independent financial services company.

     This presentation assumes that $100 was invested in shares of the relevant issuers on December 31, 1988, and that dividends received were immediately invested in additional shares. The graph plots the value of the initial $100 investment at one-year intervals. For the purposes of constructing this data, the returns of each component issuer have been weighted according to that issuer's market capitalization.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUP AND BROAD MARKET

- ----------------------FISCAL YEAR ENDING-------------------------
COMPANY        1988     1989     1990     1991     1992     1993
- -----------------------------------------------------------------
Trustmark Corp  100     91.45    82.30   119.88   201.75   228.32
Peer Group      100     92.94    76.05   127.07   197.95   223.31
Broad Market    100    112.89    91.57   117.56   118.71   142.40

THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ Market Index

THE PEER GROUP CHOSEN WAS:
Customer Selected Stock List

THE PEER GROUP IS MADE UP OF THE FOLLOWING SECURITIES:
Bancorp South, Inc.
Deposit Guaranty Corporation
Grenada Sunburst Corporation

                    VII.  COMPENSATION COMMITTEE INTERLOCKS
              AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The executive committee, which is composed of the persons identified in
Section VI above, performed as the compensation committee during 1993.  Frank
R. Day is the only member of the committee who is an officer or employee of the Corporation or its subsidiaries. Mr. Goodman is a partner in a law firm which was retained by the Corporation and Trustmark during 1993 and which is anticipated to be retained during 1994. During 1993 no executive officer of the Corporation or any of its subsidiaries served as a member of the compensation committee (or other board or committee performing similar functions) or the board of directors of another entity, one of whose executive officers served on the executive committee or the board of directors of the Corporation.

                      VIII.  TRANSACTIONS WITH MANAGEMENT

     No officer, director, nominee, their related entities or their immediate family members have been indebted to the Corporation, or any subsidiaries, other than Trustmark, at any time since January 1, 1993. Trustmark has had, and expects to have in the future, banking transactions, including loans and other banking transactions in excess of $60,000, in the ordinary course of business with directors, officers, nominees and related entities or immediate family members of such directors, officers or nominees. Such loans and other banking transactions are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. None of the loans involved more than the normal risks of collectibility and presented no other unfavorable features.

     During 1993, the estate of Mr. R. M. Hearin, the Robert M. Hearin Foundation, and corporations directly and indirectly controlled by them, including Bay Street Corporation, Galaxie Corporation, Capitol Street Corporation, Southland Oil Company and Mississippi Valley Gas Company, borrowed money from and loaned money to Trustmark through the purchase and sale of government securities pursuant to repurchase and reverse repurchase agreements. A total of 1,146 repurchase transactions averaging $1,498,562 each and 33 reverse repurchase transactions averaging $3,738,033 each were conducted with these parties. Additionally, investment securities were purchased by these entities through Trustmark's Investment Department. There were 47 such security transactions averaging $2,660,618. Trustmark entered into 330 repurchase transactions with Blue Cross/Blue Shield of Mississippi, Inc. These transactions averaged $10,272,631 each. Trustmark entered into purchases and sales of federal funds and securities sales with Merchants and Planters Bank of Raymond, which is controlled by director T. H. Kendall III; the Bank of Edwards, controlled by Frank R. Day; Smith County Bank, in which Mr. Day has a significant ownership interest; and, Perry County Bank, in which the estate of Robert M. Hearin has a significant ownership interest. These transactions included 41 securities sales averaging $203,672 to Merchants and Planters Bank of Raymond, 3 securities sales averaging $160,438 to The Bank of Edwards, 39 securities sales averaging $366,729 to Smith County Bank and 18 securities sales averaging $204,899 to Perry County Bank. All transactions with these entities were on prevailing terms. For the year 1993, Scientific Telecommunications, Inc. was paid $136,861 for telecommunications equipment and services. Other members of management and their related entities periodically engage in repurchase and other similar investment transactions; however, these transactions are not, in the opinion of management, material to either Trustmark or the related entities.

     Reuben V. Anderson is a partner in the law firm of Phelps Dunbar; William
F. Goodman, Jr. is a partner in the law firm of Watkins & Eager; and George P. Hewes III is a partner in the law firm or Brunini, Grantham, Grower & Hewes. Each of these firms was retained by the Corporation and Trustmark on various legal matters during 1993 and it is anticipated that these firms will be retained during 1994.

     During 1993, Trustmark engaged in business relationships with various entities in which members of management have direct and indirect interests. None of these relationships was considered material to Trustmark or such entity.

                  IX.  OTHER INFORMATION CONCERNING DIRECTORS

     During 1993, the Corporation and its subsidiary, Trustmark National Bank, had an audit committee composed of William F. Goodman, Jr., Chairman, J. Kelly Allgood, Harry H. Bush, C. Gerald Garnett, Paul H. Watson, Jr., Allen Wood, Jr. and Advisory Director Fred A. Jones. This committee, which conducts the usual and necessary activities in connection with the audit functions of the Corporation and its subsidiaries, held six meetings during 1993.

     There were eleven meetings of the Board of Directors held during 1993. Of those directors serving during 1993, none attended fewer than 75 percent of the Board meetings and meetings of those committees of which they were members except C. Gerald Garnett and Aaron J. Johnston.

     Directors' meetings of the Corporation are held in conjunction with meetings of the Board of Directors of Trustmark. During 1993 each Director and each committee chairman received $600 and $800, respectively, for each Board meeting attended. Members of the executive committee were paid $1,500 per month in 1993.

     Effective with the January 1994 Board meeting, Directors and committee chairmen will receive $750 and $1,000, respectively, for each Board meeting attended. Members of the executive committee will receive $1,875 per month in 1994.

     These payments cover committee meetings attended. Members of the Board who are salaried officers of the Corporation or Trustmark are not paid directors' fees.

     Directors, certain officers of the Corporation and its subsidiaries and holders of more than 10 percent of the Corporation's outstanding shares are required to file reports under Section 16 of the Securities Exchange Act of 1934. Federal regulations require disclosure of any failures to file these reports on a timely basis. The Corporation believes that during 1993 its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements.

                       X.  INDEPENDENT PUBLIC ACCOUNTANTS

     It is the intention of management to employ the services of Arthur Andersen & Co., independent accountants for the Corporation during the most recently completed fiscal year, as independent accountants for the Corporation for the year 1994. Representatives of Arthur Andersen & Co. are expected to be present at the shareholders' meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate and proper questions during the period generally allocated for questions at the meeting.

     The audit reports on the Corporation's financial statements during the two most recent fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                         XI.  PROPOSALS OF SHAREHOLDERS

     In order for a shareholder proposal to be included in a proxy statement and form of proxy prepared by the Board of Directors, it must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 and be received at the principal executive offices of the Corporation not less than 120 days in advance of the date the previous year's proxy and form of proxy were mailed to shareholders. Thus, a shareholder proposal must be received before October 14, 1994 in order to be included in the proxy statement and form of proxy for the 1995 annual meeting.

     BY ORDER OF THE BOARD OF DIRECTORS.

                               /s/ Frank R. Day
                                    Chairman

                                   PROXY CARD

                             TRUSTMARK CORPORATION

             POST OFFICE BOX 291  JACKSON, MISSISSIPPI  39205-0291

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having received Notice of Meeting and Proxy Statement dated February 11, 1994, appoint D. G. Fountain, Jr., T. H. Kendall III and William Neville III, and each or any of them as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Common Stock of Trustmark Corporation which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Corporation to be held on March 8, 1994, in Ballroom "A" of the Ramada Plaza Hotel, located at Interstate 55 North and County Line Road, in Jackson, Mississippi, at 10:00 o'clock A.M., Local Time, and any adjournment thereof, as follows:

1.  PROPOSAL NO. 1.
    ELECTION OF DIRECTORS:

    { } FOR all nominees listed below (except as marked to the contrary below)

    { } WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTIONS: (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
               NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME
               IN THE LIST BELOW.)

J. Kelly Allgood, Reuben V. Anderson, John L. Black, Jr., Harry H. Bush, Robert
P. Cooke III, Frank R. Day, D. G. Fountain, Jr., C. Gerald Garnett, William F. Goodman, Jr., Matthew L. Holleman III, Aaron J. Johnston, Fred A. Jones, T. H. Kendall III, Robert V. Massengill, Donald E. Meiners, William Neville III, Gus
A. Primos, Ben Puckett, Clyda S. Rent, William Thomas Shows, Harry M. Walker, Paul H. Watson, Jr. and Allen Wood, Jr.

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting.

When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder. UNLESS AUTHORITY IS WITHHELD AS TO A PARTICULAR NOMINEE, THE PROXY WILL BE VOTED FOR EACH NOMINEE LISTED UNDER PROPOSAL NO. 1.

If other matters for which no choice is specified come before the meeting, THE PROXIES WILL VOTE PURSUANT TO THE AUTHORIZATION CONTAINED IN ITEM NO. 2 IN ACCORDANCE WITH THE DECISION OF THE

BOARD OF DIRECTORS.

Please sign exactly as name appears below. When shares are held in joint tenants, both should sign. Trustees, attorneys, executors, administrators, guardians, or others signing in a representative capacity should indicate the capacity in which they sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated                   , 1994
     -------------------       ---------------------------------
                               Signature


                               ---------------------------------
                               Signature (if jointly owned)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.